EXHIBIT 99.1

          aQuantive Announces Strong Second Quarter Results;
                     Raises Guidance for Full Year

    SEATTLE--(BUSINESS WIRE)--Aug. 1, 2006--aQuantive, Inc. (NASDAQ:
AQNT), a digital marketing company, today reported financial results for the second quarter ended June 30, 2006.

    2006 second quarter results were:

        -- Revenue of $105.6 million, an increase of 37 percent over the second quarter of 2005.

        -- Net income of $12.3 million, or $0.15 per diluted share. Net income before stock-based compensation(1) was $15.3 million, an increase of 97 percent over the second quarter of 2005.

        -- Adjusted EBITDA(2) of $28.8 million, an increase of 63 percent over the second quarter of 2005.

    "aQuantive experienced growth across business units -- delivering great revenue and profit results as well as continuing to execute on business and product development initiatives core to capturing future opportunities," said Brian McAndrews, president and CEO of aQuantive. "We also experienced strong performance in our international business, as it represented 20 percent of the second quarter's consolidated revenue."
    aQuantive operates three business segments. Unallocated corporate expenses, including amounts recorded for stock-based compensation expense, are centrally managed at the corporate level and are not included in the segment details. Segment information is as follows:

    Digital Marketing Services

    Avenue A | Razorfish and DNA, aQuantive's digital marketing services (DMS) segment, recorded revenue of $64.1 million in the second quarter of 2006, compared to revenue of $48.3 million in the second quarter of 2005. Operating income was $12.9 million in the second quarter of 2006, compared to $7.2 million in the second quarter of 2005.
    Following on the successful acquisition of UK-based DNA in December of 2005, Avenue A | Razorfish continued its expansion overseas with the July 2006 acquisition of Amnesia, an interactive agency based in Sydney, Australia. Avenue A | Razorfish is actively evaluating other international markets based on local growth opportunities and its clients' service requirements globally.

    Digital Marketing Technologies

    Atlas, aQuantive's digital marketing technologies (DMT) segment, recorded revenue of $29.7 million in the second quarter of 2006, compared to revenue of $22.5 million in the second quarter of 2005. Operating income was $12.6 million in the second quarter of 2006, compared to $10.0 million in the second quarter of 2005.
    The majority of overall Atlas revenue is attributable to ad serving in the United States; however, Atlas made significant progress in growing its rich media and search solutions and developing international business in the second quarter of 2006.

    Digital Performance Media

    DRIVEpm, MediaBrokers and Franchise Gator, aQuantive's digital performance media (DPM) segment, recorded revenue of $11.9 million in the second quarter of 2006, compared to revenue of $6.5 million in the second quarter of 2005. Operating income was $2.6 million for the second quarter of 2006, compared to $1.2 million in the second quarter of 2005.
    In May, aQuantive acquired Franchise Gator to extend its performance media segment. Franchise Gator, based in Georgia, addresses clients' needs for online leads in the franchise industry.

    Full Year and Third Quarter 2006 Financial Guidance

    The Company will provide guidance for revenue, net income, net income before stock-based compensation(1) and adjusted EBITDA(2). Stock-based compensation expense is expected to have a significant impact on our net income and earnings per diluted share, as noted below. Actual stock-based compensation expense may differ from these estimates based on the timing and amount of options granted, the assumptions used in valuing these options and other factors.

    Accordingly, the Company anticipates full-year 2006 results as follows:

        --  Revenue of $420 - $430 million

        --  Net income of $0.54 - $0.58 per diluted share

        --  Net income before stock-based compensation of $0.67 -
            $0.71 per diluted share

        --  Adjusted EBITDA of $1.28 - $1.33 per diluted share

    The Company anticipates third-quarter results as follows:

        --  Revenue of $110 - $114 million

        --  Net income of $0.14 - $0.16 per diluted share

        --  Net income before stock-based compensation of $0.17 -
            $0.20 per diluted share

        --  Adjusted EBITDA of $0.33 - $0.36 per diluted share

(1) Net income before stock-based compensation (i.e. net income before the after tax impact of stock-based compensation expense) is a non-GAAP financial measure. See the supplemental schedule attached to this press release for more information.

(2) Adjusted EBITDA (i.e. earnings before interest expense, net interest and other income, income tax, depreciation amortization and stock-based compensation) is a non-GAAP financial measure. See the supplemental schedule attached to this press release for more information.

    Second Quarter 2006 Conference Call/Webcast Today at 1:30 p.m. PDT/4:30 p.m. EDT

    aQuantive, Inc. will host a conference call and webcast to discuss second quarter 2006 financial results today at 1:30 p.m. PDT/4:30 p.m. EDT. The conference call will be webcast from the Investor Relations section of the Company's website at www.aquantive.com/investor. Interested parties should log on to the webcast approximately 15 minutes prior to download any necessary software. The webcast is not interactive.

    About aQuantive, Inc.

    aQuantive, Inc. (NASDAQ: AQNT), a digital marketing company, was founded in 1997 to help marketers acquire, retain and grow customers across all digital media. Through its operating units, Avenue A | Razorfish (www.avenuea-razorfish.com), DNA (www.DNA.com.uk) and Amnesia (www.amnesia.com.au), a full-service interactive agency, Atlas (www.atlassolutions.com), a provider of digital marketing technologies and expertise, and DRIVEpm (www.drivepm.com), MediaBrokers (www.mediabrokers.net) and Franchise Gator (www.franchisegator.com), digital performance media companies, aQuantive is positioned to bring value to any interaction in the digital marketplace. aQuantive (www.aquantive.com) is headquartered in Seattle, Washington.

    Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "forecasts," and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future. The forward-looking statements in this release include, without limitation, statements regarding expected financial performance for the third quarter of 2006 and for the full year 2006, including expected stock-based compensation expense for those periods. The forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, among others, the risk of unforeseen changes in client online marketing and advertising budgets, unanticipated loss of clients or delays in anticipated campaigns and projects, the potential failure to attract new clients due to the company's inability to competitively market its services, the risk of fluctuating demand for the company's services, the potential failure to maintain desired client relationships or to achieve effective advertising campaigns for clients, potential deterioration or slower-than-expected development of the Internet advertising market either domestically or in international markets, quarterly fluctuations in operating results, timing variations on the part of advertisers to implement advertising campaigns, costs and risks related to acquisitions of technologies, businesses or brands, risks relating to international operations, the short term nature of the company's contracts with clients, which generally are cancelable on 90 days' or less notice, and the uncertainties, potential costs, and possible business impacts of new legislation or litigation involving the company. More information about factors that could cause actual results to differ materially from those predicted in aQuantive's forward-looking statements is set out in its annual report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, aQuantive, undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.


                            aQuantive, Inc.
                 Condensed Consolidated Balance Sheets
                            (in thousands)
                              (unaudited)


                                      June 30, 2006  December 31, 2005
                                      -------------  -----------------
                Assets

Current assets:
   Cash, cash equivalents, and short-
    term investments                   $    307,612     $     112,889
   Accounts receivable, net of
    allowances                              183,104           160,370
   Other receivables                          2,222               968
   Prepaid expenses and other current
    assets                                    4,715             2,108
   Deferred tax asset                         5,416             5,416
                                        ------------     -------------
Total current assets                        503,069           281,751

Property and equipment, net                  31,111            27,370
Goodwill and other intangible assets,
 net                                        226,465           173,153
Other assets and deferred financing
 costs, net                                   2,193             2,631
Deferred tax asset, net                      23,964            23,755

                                       ------------- ----------------
Total assets                           $    786,802     $     508,660
                                        ============     =============


          Liabilities and Shareholders' Equity

Current liabilities:
   Accounts payable and accrued
    expenses                           $    146,930     $     133,303
   Pre-billed media                          36,175            18,254
   Deferred revenue                          12,366            14,310
   Other current liabilities                    606               670
                                        ------------     -------------
Total current liabilities                   196,077           166,537

Notes payable                                80,000            80,000
Other long-term liabilities                   5,422             5,183

                                       ------------- ----------------
Total liabilities                           281,499           251,720
                                        ------------     -------------

Shareholders' equity:
   Common stock                                 768               665
   Paid-in capital                          497,066           269,382
   Retained earnings (accumulated
    deficit) and other comprehensive
    income                                    7,469           (13,107)
                                        ------------     -------------
Total shareholders' equity                  505,303           256,940

                                       ------------- ----------------
Total liabilities and shareholders'
 equity                                $    786,802     $     508,660
                                        ============     =============


                            aQuantive, Inc.
                 Consolidated Statement of Operations
                 (in thousands, except per share data)
                              (unaudited)


                                Three Months Ended   Six Months Ended
                                       June 30,           June 30,
                                 -----------------  ------------------
                                    2006     2005      2006      2005
                                 --------  -------  --------  --------

Revenue                          105,629   77,189   197,814   142,186

Costs and expenses:
    Cost of revenue               15,258    9,246    28,636    17,266
    Client support                47,184   35,859    93,052    66,302
    Product development            3,608    2,166     7,288     4,133
    Sales and marketing            7,331    3,894    13,971     7,187
    General and administrative    10,984    9,988    19,546    17,702
    Amortization of intangible
     assets                        2,149    1,803     4,185     3,606
    Client reimbursed expenses     1,242      959     2,110     1,637
                                 --------  -------  --------  --------
        Total costs and
         expenses                 87,756   63,915   168,788   117,833
                                 --------  -------  --------  --------

Income from operations            17,873   13,274    29,026    24,353

Interest and other income, net     3,746      257     5,445       527
Interest expense                     582      583     1,164     1,173
                                 --------  -------  --------  --------

Income before provision for
 income taxes                     21,037   12,948    33,307    23,707

Provision for income taxes         8,700    5,188    13,355     9,537
                                 --------  -------  --------  --------

Net income                      $ 12,337  $ 7,760  $ 19,952  $ 14,170
                                 ========  =======  ========  ========

Basic net income per share      $   0.16  $  0.12  $   0.28  $   0.22
                                 ========  =======  ========  ========
Diluted net income per share    $   0.15  $  0.11  $   0.25  $   0.20
                                 ========  =======  ========  ========

Shares used in computing basic
 net income per share             76,157   63,438    72,207    63,020
                                 ========  =======  ========  ========
Shares used in computing
 diluted net income per share     87,448   75,677    83,667    74,895
                                 ========  =======  ========  ========

    Supplemental Schedule of Adjusted EBITDA and Non-GAAP Estimates

    The term adjusted EBITDA refers to a financial measure that is defined by us as earnings before net interest and other income, interest expense, income taxes, depreciation and amortization, and stock-based compensation expense. Adjusted EBITDA is a non-GAAP financial measure, and may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP. Management believes that adjusted EBITDA is a useful measure for analyzing operating results, and uses this non-GAAP financial measure to review past results and forecast future results. The following schedule reconciles adjusted EBITDA to net income on the company's consolidated statement of operations, which the company believes is the most directly comparable GAAP measure.

                              Three Months Ended    Six Months Ended
                                   June 30,              June 30,
                             -------------------- --------------------
(in thousands, except per
 share data)                      2006     2005        2006     2005
                                -------  -------     -------  -------
                                  (unaudited)          (unaudited)

Net income                      $12,337  $ 7,760     $19,952  $14,170

Depreciation and amortization
 of property and equipment        3,682    2,389       7,205    4,380
Stock-based employee
 compensation expense             4,876        -       9,625        -
Amortization of intangible
 assets                           2,341    2,015       4,569    4,030
Interest and other income,
 net                             (3,746)    (257)     (5,445)    (527)
Interest expense                    582      583       1,164    1,173
Provision for income taxes        8,700    5,188      13,355    9,537

                               ---------- -------- ---------- --------
Adjusted EBITDA                 $28,772  $17,678     $50,425  $32,763
                                 =======  =======     =======  =======

Adjusted EBITDA per basic
 share                          $  0.38  $  0.28     $  0.70  $  0.52
                                 =======  =======     =======  =======
Adjusted EBITDA per diluted
 share                          $  0.33  $  0.23     $  0.60  $  0.44
                                 =======  =======     =======  =======

    In our estimate of adjusted EBITDA for the third quarter of 2006, we have excluded estimates for interest expense of approximately $0.6 million, net interest and other income of approximately $3.5 million, depreciation of approximately $3.9 million, amortization of intangible assets of approximately $2.3 million, stock-based compensation of approximately $5.5 million and income taxes at an effective tax rate of 40%. In our estimate of adjusted EBITDA for the full year 2006, we have excluded estimates for interest expense of approximately $2.3 million, net interest and other income of approximately $12.2 million, depreciation of approximately $15.3 million, amortization of intangible assets of approximately $8.9 million, stock-based compensation of approximately $20.7 million and income taxes at an effective tax rate of 40%.
    We have presented information regarding net income before stock-based compensation for the quarter and six months ended June 30, 2006. We provide this information because management believes that analyzing our operating results excluding the impact of stock-based compensation provides a valuable measure of our operating performance. We exclude stock-based compensation from our internal measurements of financial performance, although we consider the dilutive impact to our shareholders when awarding stock-based compensation. Stock-based compensation programs are an important component of our compensation structure. We expect to continue awarding stock-based compensation to employees, and including the impact of these awards in our operating results. The following table reconciles net income before stock-based compensation to net income on the company's consolidated statement of operations.

                                          Three Months      Six Months
                                              Ended           Ended
                                             June 30,        June 30,
                                      ---------------- ---------------
(in thousands)                                  2006            2006
                                       ---------------  --------------
                                           (unaudited)     (unaudited)

Net income                            $        12,337  $       19,952

Stock-based employee compensation
 expense, net of tax                            2,974           5,871

                                      ---------------- ---------------
Net income before stock-based
 employee compensation                $        15,311  $       25,823
                                       ===============  ==============

    We have also presented information regarding our current expectations for net income before stock-based employee compensation for the third quarter of 2006 and for the full year 2006. For the third quarter of 2006, our calculation of net income before stock-based compensation excludes the after tax impact of such compensation of approximately $5.5 million. For the full year 2006, our calculation excludes the after tax impact of such compensation of approximately $20.7 million.

Supplemental Schedule of Segment Information


                              Digital  Digital
                  Digital   Marketing     Per-  Unallocated
                Marketing     Techno- formance    Corporate
                 Services      logies    Media     Expenses
(in thousands)        (1)         (2)      (3)          (4)     Total
               ----------- ----------- -------- ------------ ---------
                                     (unaudited)
                          Three Months ended June 30, 2006
----------------------------------------------------------------------
Revenue           $64,064     $29,683  $11,882               $105,629

Costs and
 expenses:
  Cost of
   revenue          1,254       7,625    6,044          335    15,258
  Client
   support         43,793                  939        2,452    47,184
  Product
   development                  3,031                   577     3,608
  Sales and
   marketing        1,397       3,837    1,716          381     7,331
  General and
   administrative   3,489       2,562      536        4,397    10,984
  Amortization
   of
   intangible
   assets               -                             2,149     2,149
  Client
   reimbursed
   expenses         1,242                                       1,242
                   ------- ----------- -------- ------------  --------
Total costs and
 expenses          51,175      17,055    9,235       10,291    87,756

                   ------- ----------- -------- ------------  --------
Income from
 operations       $12,889     $12,628  $ 2,647     $(10,291) $ 17,873
                   =======     =======  =======     ========  ========


                          Three Months ended June 30, 2005
----------------------------------------------------------------------
Revenue           $48,252     $22,482  $ 6,455     $      -  $ 77,189

Costs and
 expenses:
  Cost of
   revenue              -       5,378    3,676          192     9,246
  Client
   support         34,836           -    1,023            -    35,859
  Product
   development          -       2,166        -            -     2,166
  Sales and
   marketing        1,082       2,618      194            -     3,894
  General and
   admini-
   strative         4,223       2,295      409        3,061     9,988
  Amortization
   of
   intangible
   assets               -           -        -        1,803     1,803
  Client
   reimbursed
   expenses           959           -        -            -       959
                   -------     -------  -------     --------  --------
Total costs and
 expenses          41,100      12,457    5,302        5,056    63,915

                   -------     -------  -------     --------  --------
Income from
 operations       $ 7,152     $10,025  $ 1,153     $ (5,056) $ 13,274
                   =======     =======  =======     ========  ========



                                 Digital  Digital       Un-
                     Digital   Marketing     Per- allocated
                   Marketing     Techno- formance Corporate
                    Services      logies    Media  Expenses
(in thousands)           (1)         (2)      (3)       (4)     Total
                 ------------ ----------- -------- -------------------
                                       (unaudited)
                            Six  Months ended June 30, 2006
                 -----------------------------------------------------
Revenue             $119,276     $57,352  $21,186  $      -  $197,814

Costs and
 expenses:
  Cost of
   revenue             1,981      14,662   11,323       670    28,636
  Client
   support            86,612           -    1,681     4,759    93,052
  Product
   development             -       5,955        -     1,333     7,288
  Sales and
   marketing           2,986       7,552    2,682       751    13,971
  General and
   administrative      4,993       5,000      948     8,605    19,546
  Amortization
   of intangible
   assets                  -           -        -     4,185     4,185
  Client reimbursed
   expenses            2,110           -        -         -     2,110
                     --------     -------  -------  --------  --------
Total costs and
 expenses             98,682      33,169   16,634    20,303   168,788

                 ------------ ----------- -------- --------- ---------
Income from
 operations         $ 20,594     $24,183  $ 4,552  $(20,303) $ 29,026
                     ========     =======  =======  ========  ========


                             Six Months ended June 30, 2005
                 -----------------------------------------------------
Revenue             $ 87,339     $43,123  $11,724  $      -  $142,186

Costs and
 expenses:
  Cost of revenue          -       9,994    6,888       384    17,266
  Client support      64,563           -    1,739         -    66,302
  Product
   development             -       4,133        -         -     4,133
  Sales and
   marketing           2,175       4,605      407         -     7,187
  General and
   administrative      7,361       4,090      649     5,602    17,702
  Amortization
   of intangible
   assets                  -           -        -     3,606     3,606
  Client
   reimbursed
   expenses            1,637           -        -         -     1,637
                     --------     -------  -------  --------  --------
Total costs
 and expenses         75,736      22,822    9,683     9,592   117,833

                 ------------ ----------- -------- --------- ---------
Income from
 operations         $ 11,603     $20,301  $ 2,041  $ (9,592) $ 24,353
                     ========     =======  =======  ========  ========


(1) Digital Marketing Services includes Avenue A | Razorfish and
    DNA.

(2) Digital Marketing Technologies includes Atlas.

(3) Digital Performance Media includes DRIVEpm, MediaBrokers and
    Franchise Gator.

(4) For the three and six months ended June 30, 2006, unallocated corporate expenses include stock-based compensation expense. This expense is not allocated to our segments, as it is centrally managed at the corporate level and not reviewed by our chief operating decision maker in evaluating results by segment. For the three and six months ended June 30, 2005, there was no stock-based compensation expense. For the three and six months ended June 30, 2006, stock-based compensation expense was as follows:

                             Three months ended    Six months ended
                                June 30, 2006         June 30, 2006
                             -------------------  --------------------
 Cost of Revenue            $              143   $               286
 Client Support                          2,452                 4,759
 Product Development                       385                   959
 Sales and Marketing                       381                   751
 General and Administrative              1,515                 2,870
                             ------------------   -------------------
      Total stock-based
     compensation expense   $            4,876   $             9,625
                             ==================   ===================

    NOTE TO EDITORS: There is a pipe symbol in the company name between Avenue A and Razorfish. This symbol may not appear properly in some systems.

    CONTACT: aQuantive
             Investor Relations:
             Contact: Brynn Hoover,  206-816-8637
             brynn.hoover@aquantive.com
             or
             Media:
             Ann Woolman, 206-816-8941
             ann.woolman@aquantive.com